UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 31, 2011
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

304 Inverness Way South, Suite 365 Englewood, CO 80112 (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (303) 597-8737

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers.

Effective December 31, 2011, Mr. Daniel Gorski retired as Chief Operating Officer of the Registrant.   Mr. Gorski will continue to serve as a director of the Registrant.  Mr. Gorski’s resignation was not the result of any disputes with the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: January 6, 2012	By:	/s/ Wm. Chris Mathers
Wm. Chris Mathers Chief Financial Officer